UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The company issued its earnings release on July 19, 2005 and held its earnings conference call immediately thereafter beginning at 2 pm PST. During the conference call which was also webcast, the company disclosed, among other things, that during the second quarter 2005, it had released the entire valuation allowance related to U.S. Federal operating losses against deferred taxes. The company indicated in response to questions during the conference call that it believed that its effective tax rate would likely remain at its current 8 to 9% effective rate going forward. To clarify, the Company’s effective tax rate will likely remain at 8 to 9% for the balance of 2005 only and going-forward into 2006, the company believes it will then have an effective tax rate closer to the statutory rate as a direct result of its aforementioned second quarter 2005 release of its valuation allowance. The Company does not believe that the effective tax rate for 2006 and beyond is indicative of the amount of cash taxes the company will actually pay during those periods. The Company does not expect to incur significant cash tax payments until all anticipated net operating loss carry forwards are utilized. The Company intends to provide further information, including with respect to the pro-forma effective tax rates for 2005 for comparison purposes as it becomes available. Other than the information provided herein, the Company has not provided any financial guidance concerning any periods beyond December 31, 2005.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Management of Epicor Software believes certain statements in this Form 8-K may constitute forward-looking statements with respect to the Company’s expectation regarding the Company’s future effective tax rate. These forward-looking statements include statements that are not historical fact. These forward-looking statements are based on currently available financial and accounting data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements.

Such risks and uncertainties include but are not limited to the Company’s finalization of the impact of the release of its valuation allowance related to U.S. Federal operating losses including in consultation with its auditors, the actual income before tax achieved by the Company in 2005 as compared to its forecasted income as well as the other factors discussed in Epicor’s 10Q report for the period ended March 31, 2005 at pages 38-46. As a result of these factors the business, prospects as well as the tax rates expected by the company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION (Registrant)

Date: July 21, 2005	By:	/s/ John D. Ireland
John D. Ireland Vice President; General Counsel